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                                                                     Exhibit 3.4


                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE 1

                                 INTERPRETATION

     1.1 Definitions. In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

          "Adjustment Fraction" means (i) if the Aggregate Number of Exchangeable Shares exceeds the Maximum Number of Exchangeable Shares, the fraction the numerator of which is the Maximum Number of Exchangeable Shares and the denominator of which is the Aggregate Number of Exchangeable Shares or (ii) if the Aggregate Number of Exchangeable Shares is equal to or less than the Maximum Number of Exchangeable Shares, one;

          "Affiliate" has the meaning ascribed thereto in the Securities Act;

          "Aggregate Number of Exchangeable Shares" means the greatest whole number of Exchangeable Shares equal to the product of the number of Exchangeable Elected Shares and the Exchange Ratio;

          "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 or made at the direction of the Court;

          "Arrangement Resolution" means the special resolution of the Seagram Shareholders, to be substantially in the form and content of Schedule B annexed to the Merger Agreement;

          "Articles of Arrangement" means the articles of arrangement of Seagram in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

          "Average Market Price" means the amount (rounded to the nearest one hundredth of a cent) equal to the average of the Daily Market Price for each trading day during the Measuring Period, with each such Daily Market Price converted into U.S. dollars at the noon buying rate in New York City on the applicable trading day for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York;

          "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, New York City, New York and France, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario, in New York City, New York or in France under applicable laws;

          "Canadian Resident" means a resident of Canada for purposes of the ITA and includes a partnership any member of which is a resident of Canada for purposes of the ITA;

          "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Date;

          "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

          "Court" means the Superior Court of Justice (Ontario);

          "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;
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          "Custody Agreement" means the custody agreement to be made among
     Vivendi, Vivendi Universal Exchangeco and the Custodian in connection with this Plan of Arrangement substantially in the form and content of Schedule C annexed to the Merger Agreement, with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree;

          "Custodian" means the Person acting from time to time as custodian under the Custody Agreement;

          "Daily Market Price" means, for any trading day during the Measuring Period, the amount equal to the per share closing price of Vivendi Shares on the PSE, as published by the SBF-Bourse de Paris for such trading day;

          "Depositary" means CIBC Mellon Trust Company at its offices set out in the Letter of Transmittal and Election Form;

          "Director" means the Director appointed pursuant to section 260 of the CBCA;

          "Dissent Rights" has the meaning ascribed thereto in section 3.1;

          "Dissenting Shareholder" means a holder of Seagram Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

          "Dividend Amount" means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Vivendi Universal Holdings from such holder;

          "Effective Date" means the date shown on the Certificate;

          "Effective Time" means 12:01 a.m. (Toronto time) on the Effective
     Date;

          "Election Deadline" means 5:00 p.m. (Toronto time) at the place of deposit on the date which is three Business Days prior to the Seagram Meeting Date;

          "Exchange Ratio" means the number (rounded to the nearest one ten-thousandth) determined by dividing (i) U.S.$77.35 by (ii) the Average Market Price; provided, however, that if the Average Market Price is equal to or greater than U.S.$124.3369, the Exchange Ratio shall be .6221, and if the Average Market Price is equal to or less than U.S.$96.6875, the Exchange Ratio shall be .8000;

          "Exchangeable Elected Shares" means any Seagram Common Share (other than a Seagram Common Share held by Vivendi or any affiliate thereof) that the holder thereof shall have elected in accordance with section 2.3, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Vivendi Universal Exchangeco under the Arrangement for a fraction of an Exchangeable Share equal to the product of the Exchange Ratio and the Adjustment Fraction and certain ancillary rights;

          "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Vivendi Universal Exchangeco, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

          "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto;

          "Exchange Trust Agreement" means the exchange trust agreement to be made among Vivendi, Vivendi Universal Exchangeco and the Trustee in connection with this Plan of Arrangement substantially in the form and content of Schedule D annexed to the Merger Agreement, as amended pursuant to the terms of the Exchange Trust Agreement;

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal;
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          "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

          "Holders" means (a) when used with reference to the Seagram Common Shares, the holders of such shares shown from time to time in the register maintained by or on behalf of Seagram in respect thereof and (b) when used with reference to Seagram Options and Seagram SARs means the holders thereof from time to time;

          "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section 2.3 of the Merger Agreement;

          "ITA" means the Income Tax Act (Canada), as amended;

          "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of Seagram Common Shares, in the form accompanying the Seagram Circular;

          "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 5.1(a);

          "Liquidation Call Right" has the meaning ascribed thereto in section 5.1(a);

          "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Market Price" means the amount equal to average closing sale prices of Vivendi Shares on the PSE, as published by SBF -- Paris Bourse SA, during the Measuring Period, converted into U.S. dollars at the noon buying rate in New York City on each trading day during the Measuring Period for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York;

          "Maximum Number of Exchangeable Shares" means 97,000,000 Exchangeable Shares;

          "Measuring Period" means the 20 consecutive trading days on the PSE ending on the third complete trading day prior to the Effective Date;

          "Merger Agreement" means the merger agreement made as of June 19, 2000 among Vivendi (by a predecessor corporation), Seagram and the other parties thereto, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

          "Person" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

          "PSE" means the Paris Bourse;

          "Redemption Call Purchase Price" has the meaning ascribed thereto in section 5.2(a);

          "Redemption Call Right" has the meaning ascribed thereto in section 5.2(a);

          "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Redemption Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Replacement Option" has the meaning ascribed thereto in section
     2.2(d);

          "Replacement SAR" has the meaning ascribed thereto in section 2.2(e);
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          "Seagram" means The Seagram Company Ltd., a corporation existing under the CBCA;

          "Seagram Circular" means the notice of the Seagram Meeting and accompanying management proxy circular, including all appendices thereto, to be sent to Seagram Shareholders in connection with the Seagram Meeting;

          "Seagram Common Shares" means the outstanding common shares in the capital of Seagram;

          "Seagram Meeting" means the special meeting of Seagram Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

          "Seagram Meeting Date" means the date of the Seagram Meeting;

          "Seagram Options" means the stock options to purchase Seagram Common Shares granted under the Seagram Stock Plans;

          "Seagram SARs" means any stock appreciation rights issued under any Seagram Stock Plan;

          "Seagram Shareholders" means the holders of Seagram Common Shares;

          "Seagram Stock Plans" means the Seagram 1983 Stock Appreciation Right and Stock Unit Plan, the Seagram Stock Plan for Non-Employee Directors, the Seagram 1988 Stock Option Plan, the Seagram 1992 Stock Incentive Plan and the Seagram 1996 Stock Incentive Plan, in each case as amended to the date of the Merger Agreement;

          "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended;

          "Transfer Agent" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Transfer Agreement" means the transfer agreement to be made between Vivendi and the Custodian pursuant to which Vivendi will transfer the Vivendi Voting Rights to the Custodian;

          "Trustee" means the trustee chosen by Vivendi and Seagram, acting reasonably, to act as trustee under the Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Exchange Trust Agreement;

          "Vivendi" means Vivendi Universal S.A., the surviving corporation resulting from the merger of Vivendi S.A. with and into Sofiee S.A. as part of the Vivendi/Canal Transactions (as defined in the Merger Agreement);

          "Vivendi ADRs" means the American depositary receipts of Vivendi, each evidencing one Vivendi ADS;

          "Vivendi ADS Adjustment Ratio" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Vivendi ADS Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Vivendi ADSs" means the American depositary shares of Vivendi, each representing one Vivendi Share;

          "Vivendi Universal Exchangeco" means Vivendi Universal Exchangeco Inc., a corporation existing under the CBCA and being a subsidiary of Vivendi Holdings;

          "Vivendi Universal Holdings" means Vivendi Universal Holdings Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and wholly owned, directly or indirectly, by Vivendi through any number of entities, each of which is a disregarded entity for U.S. federal income tax purposes;

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          "Vivendi Shares" means the ordinary shares in the capital of Vivendi, nominal value Euro 5.50; and

          "Vivendi Voting Right" means an "action en nue propriete" under French law, which, among other things, represents one vote on the same basis and in the same circumstances as one Vivendi Share.

     1.2 Interpretation not Affected by Headings, etc. The division of this Plan of Arrangement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "herein" and "hereunder" and similar expressions refer to this Plan of Arrangement (including the Appendices hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

     1.3 Number, etc. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender include all genders.

     1.4 Date for any Action. In the event that any date on which any action is required to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

                                   ARTICLE 2

                                  ARRANGEMENT

     2.1 Binding Effect. This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Seagram, (ii) Vivendi,
(iii) Vivendi Universal Holdings, (iv) Vivendi Universal Exchangeco, (v) all holders and all beneficial owners of Seagram Common Shares, (vi) all holders of Seagram Options, Replacement Options, Seagram SARs and Replacement SARs and
(vii) all holders and all beneficial owners of Exchangeable Shares from time to time.

     2.2 Arrangement. Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order (except that the transfer of shares pursuant to section 2.2(b) and the entering into of the Exchange Trust Agreement pursuant to section 2.2(c) shall occur and shall be deemed to occur simultaneously) without any further act or formality:

          (a) each Seagram Common Share, other than (i) the Exchangeable Elected Shares, (ii) Seagram Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Seagram Common Shares held by them and (iii) Seagram Common Shares held by Vivendi or any affiliate thereof which shall not be exchanged under this Arrangement and shall remain outstanding as Seagram Common Shares held by Vivendi or any affiliate thereof, will be transferred by the holder thereof, without any act or formality on its part, to Vivendi Universal Holdings in exchange for that number of fully paid and non-assessable Vivendi ADSs equal to the Exchange Ratio (subject to section 4.4), and the name of each such holder will be removed from the register of holders of Seagram Common Shares and added to the register of holders of Vivendi ADSs and Vivendi Universal Holdings will be recorded as the registered holder of such Seagram Common Shares and will be deemed to be the legal and beneficial owner thereof;

          (b) each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on its part, to Vivendi Universal Exchangeco in exchange for (i) that number of fully paid and non-assessable Exchangeable Shares equal to the product of the Exchange Ratio and the Adjustment Fraction (subject to section 4.4), and the name of each such holder will be removed from the register of holders of Seagram Common Shares and added to the register of holders of Exchangeable Shares and Vivendi Universal Exchangeco will be recorded as the registered holder of such Seagram Common Shares and will be deemed to be the legal and beneficial owner thereof and
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     (ii) that number of fully paid and non-assessable Vivendi Voting Rights equal to the number of Exchangeable Shares issued pursuant to the foregoing clause (i), which Vivendi Voting Rights Vivendi shall transfer to the Custodian in accordance with the terms of the Transfer Agreement (which Transfer Agreement is being entered into concurrently with the transfer of the Exchangeable Elected Shares and the exchange described in this section 2.2(b)) for and on behalf of the holders of the Exchangeable Shares issued pursuant to the foregoing clause (i), and, coincident with such transfer to the Custodian, Vivendi, Vivendi Universal Exchangeco and the Custodian shall enter into the Custody Agreement;

          (c) coincident with the transfer of Exchangeable Elected Shares to Vivendi Universal Exchangeco, Vivendi, Vivendi Universal Exchangeco and the Trustee will enter into the Exchange Trust Agreement and all rights of holders of Exchangeable Shares under the Exchange Trust Agreement shall be received by them as part of the property receivable by them under section 2.2(b) in exchange for the Exchangeable Elected Shares so transferred;

          (d) each Seagram Option outstanding at the Effective Time will be exchanged for an option from Vivendi or Seagram (with, in the case of an option from Seagram for holders other than holders subject to tax under the ITA, a guarantee of performance by Vivendi, including all obligations of Seagram to deliver Vivendi ADSs thereunder), as Vivendi may determine, (a "Replacement Option") to purchase the number of Vivendi ADSs equal to the product of the Exchange Ratio multiplied by the number of Seagram Common Shares that may be purchased as if such Seagram Option were exercisable and exercised immediately prior to the Effective Time. Such Replacement Option shall provide for an exercise price per Vivendi ADS equal to the exercise price per Seagram Common Share of such Seagram Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest cent in the case of holders subject to tax under the ITA and rounded off to the nearest cent for all other holders). If the foregoing calculation results in the total Replacement Options of any particular holder thereof being exercisable for a fraction of a Vivendi ADS, then the number of Vivendi ADSs subject to such holder's total Replacement Options shall be
     (i) rounded down to the next whole number of Vivendi ADSs and the total exercise price for such Replacement Options will be reduced by the exercise price of the fractional Vivendi ADS in the case of holders subject to tax under the ITA and (ii) rounded up to the nearest whole Vivendi ADS for all other holders. Subject to the foregoing provisions of this section 2.2(d) and section 4.4(p) of the Merger Agreement and the changes contemplated thereby, the term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of such Replacement Option will be the same as the terms and conditions of such Seagram Option and any document or agreement previously evidencing such Seagram Option shall, until changed in accordance with such Replacement Option, evidence and be deemed to evidence such Replacement Option; and

          (e) each Seagram SAR outstanding at the Effective Time will be exchanged for a stock appreciation right from Vivendi or Seagram (with, in the case of a stock appreciation right from Seagram for holders other than holders subject to tax under the ITA, a guarantee of performance by Vivendi, including all obligations of Seagram to deliver cash or Vivendi ADSs, as appropriate, thereunder), as Vivendi may determine, (a "Replacement SAR") in respect of the number of Vivendi ADSs equal to the product of the Exchange Ratio multiplied by the number of Seagram Common Shares that were the subject of the Seagram SAR immediately prior to the Effective Time. Such Replacement SAR shall provide for an exercise price (if any) per Vivendi ADS equal to the exercise price per Seagram Common Share of such Seagram SAR immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest cent in the case of holders subject to tax under the ITA and rounded off to the nearest cent for all other holders). If the foregoing calculation results in the total Replacement SARs of any particular holder thereof being exercisable for a fraction of a Vivendi ADS, then the number of Vivendi ADSs subject to such holder's Replacement SAR shall be (i) rounded down to the next whole number of Vivendi ADSs and the total exercise price for such Replacement SARs will be reduced by the exercise price of the fractional Vivendi ADS in the case of holders subject to tax under the ITA and (ii) rounded up to the nearest whole Vivendi ADS

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     for all other holders. Subject to the foregoing provisions of this section
     2.2(e) and section 4.4(p) of the Merger Agreement, the term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of such Replacement SAR will be the same as the terms and conditions of such Seagram SAR and any document or agreement previously evidencing such Seagram SAR shall, until changed in accordance with such Replacement SAR evidence and be deemed to evidence such Replacement SAR.

     2.3 Elections. (a) Each Person who, at or prior to the Election Deadline, is a holder of record of Seagram Common Shares and who is either a Canadian Resident that holds such shares on its own behalf or who holds such shares on behalf of a Person who is a Canadian Resident will be entitled, with respect to all or a portion of such shares, to make or deliver an election at or prior to the Election Deadline to receive Exchangeable Shares or Vivendi ADSs, or a combination thereof, in exchange for such holder's Seagram Common Shares on the basis set forth herein and in the Letter of Transmittal and Election Form.

     (b) Each beneficial owner of Seagram Common Shares who is a Canadian Resident, other than any such owner who is exempt from tax under the ITA or is a partnership all of the members of which who are Canadian Residents are also exempt from tax under the ITA, and who has validly elected, or for whom the holder of record has validly elected on such owner's behalf to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if such beneficial owner is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of its Seagram Common Shares to Vivendi Universal Exchangeco by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Seagram Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or applicable provincial income tax law), the forms will be signed by Vivendi Universal Exchangeco and returned to such beneficial owner of Seagram Common Shares within 30 days after the receipt thereof by the Depositary for filing with the Canada Customs and Revenue Agency (or the applicable provincial taxing authority). Vivendi Universal Exchangeco will not be responsible for the proper completion of any election form and, except for Vivendi Universal Exchangeco's obligation to return duly completed election forms which are received by the Depositary within 90 days of the Effective Date, within 30 days after the receipt thereof by the Depositary, Vivendi Universal Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a beneficial owner of Seagram Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Vivendi Universal Exchangeco may choose to sign and return an election form received more than 90 days following the Effective Date, but Vivendi Universal Exchangeco will have no obligation to do so.

     2.4 Adjustments to Exchange Ratio. The Exchange Ratio and the Maximum Number of Exchangeable Shares shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Vivendi ADSs, Vivendi Shares or Seagram Common Shares, other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Vivendi ADSs, Vivendi Shares or Seagram Common Shares occurring after the date of the Merger Agreement and prior to the Effective Time; provided, however, that no such adjustment to the Exchange Ratio or the Maximum Number of Exchangeable Shares shall be made in connection with the Vivendi/Canal Transactions (as defined in the Merger Agreement).

                                   ARTICLE 3

                               RIGHTS OF DISSENT

     3.1 Rights of Dissent. Holders of Seagram Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this
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section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Seagram not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Seagram Meeting. Holders of Seagram Common Shares who duly exercise such rights of dissent and who:

          (a) are ultimately determined to be entitled to be paid fair value for their Seagram Common Shares, shall be deemed to have transferred such Seagram Common Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to Seagram and such shares shall be cancelled as of the Effective Time; or

          (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Seagram Common Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Seagram Common Shares who did not make a valid election to receive Exchangeable Shares and shall receive Vivendi ADSs on the basis determined in accordance with section 2.2;

but in no case shall Vivendi, Vivendi Universal Exchangeco, Vivendi Universal Holdings, Seagram, the Depositary or any other Person be required to recognize such Dissenting Shareholders as holders of Seagram Common Shares after the Effective Time and the names of such Dissenting Shareholders shall be deleted from the register of holders of Seagram Common Shares at the Effective Time.

                                   ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

     4.1 Issuance of Certificates Representing Exchangeable Shares. At or promptly after the Effective Time, Vivendi Universal Exchangeco shall deposit with the Depositary, for the benefit of the holders of Exchangeable Elected Shares, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2(b). Upon surrender (on or prior to the Election Deadline) to the Depositary of a certificate which immediately prior to the Effective Time represented Seagram Common Shares that, under the Arrangement, were exchanged for Exchangeable Shares, together with a duly completed Letter of Transmittal and Election Form and such additional documents, instruments and payments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4), less any amounts withheld pursuant to section 4.7, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Seagram Common Shares that is not registered in the transfer records of Seagram, a certificate representing the proper number of Exchangeable Shares may, subject to section 2.2, be issued to the transferee if the certificate representing such Seagram Common Shares is presented to the Depositary, on or prior to the Election Deadline, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer.

     4.2 Exchange of Certificates for Vivendi ADSs. At or promptly after the Effective Time, Vivendi Universal Holdings shall deposit with the Depositary, for the benefit of the holders of Seagram Common Shares who will receive Vivendi ADSs in connection with the Arrangement, Vivendi ADRs representing that number of whole Vivendi ADSs to be received by holders of Seagram Common Shares pursuant to section 2.2(a). Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding Seagram Common Shares that, under the Arrangement, were transferred to Vivendi Universal Holdings in exchange for Vivendi ADSs pursuant to section 2.2(a), together with a duly completed Letter of Transmittal and Election Form and such additional documents, instruments and payments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, Vivendi ADRs representing that number (rounded down to the nearest whole number) of Vivendi ADSs which such holder has the right to receive (together with any dividends or distributions with respect to the Vivendi ADSs pursuant to section 4.3 and any cash in lieu of fractional Vivendi ADSs pursuant to section 4.4), less any amounts withheld pursuant to section 4.7, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Seagram Common Shares which is not registered in the transfer records of Seagram, Vivendi ADRs representing the proper number of Vivendi ADSs may, subject to section 2.2, be issued to the transferee if the certificate representing such Seagram Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Seagram Common Shares that, under the Arrangement, were transferred to Vivendi Universal Holdings in return for Vivendi ADSs pursuant to section 2.2(a) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) Vivendi ADRs representing the Vivendi ADSs as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional Vivendi ADSs as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Vivendi ADSs as contemplated by section 4.3, in each case less any amounts withheld pursuant to section 4.7.

     4.3 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to the Vivendi ADSs with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Seagram Common Shares, and no cash payment in lieu of fractional Vivendi ADSs shall be paid to any such holder pursuant to section 4.4, unless and until the holder of such certificate shall surrender such certificate in accordance with section 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (z) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing Seagram Common Shares, without interest, (x) the amount of any cash payable in lieu of a fractional Vivendi ADS to which such holder is entitled pursuant to section 4.4, (y) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Vivendi ADSs to which such holder is entitled pursuant hereto and
(z) only to the extent not paid under clause (y), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Vivendi ADSs.

     4.4  No Fractional Shares.

     (a) No certificates representing fractional Exchangeable Shares or fractional Vivendi ADSs shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Vivendi Universal Exchangeco or Vivendi shall relate to any such fractional security and such fractional securities shall not entitle the owner thereof to exercise any rights as a securityholder of Vivendi Universal Exchangeco or Vivendi. In lieu of any such fractional Exchangeable Shares each Person otherwise entitled to a fractional interest in an Exchangeable Share will be entitled to receive a cash payment equal to such Person's pro rata portion (based on such Person's fractional interest in an Exchangeable Share) of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. Subject to section 4.3, the aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Exchangeable Shares. In lieu of any such fractional Vivendi ADSs each Person otherwise entitled to a fractional interest in a Vivendi ADS will be entitled to receive a cash payment equal to such Person's pro rata portion (based on such Person's fractional interest in a Vivendi ADS) of the net proceeds after expenses received by the Depositary upon the sale of whole Vivendi ADSs representing an accumulation of all fractional interests in Vivendi ADSs to which all such Persons would otherwise be entitled. The Depositary will sell such Vivendi ADSs by private sale (including by way of sale through the facilities of any stock exchange upon which the Vivendi ADSs are then listed) as soon as reasonably practicable following the Effective Date. Subject to section 4.3, the aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Vivendi ADSs.

     (b) A holder of an Exchangeable Share shall not be entitled to any fraction of a Vivendi ADS upon the exercise by Vivendi Universal Holdings of the Liquidation Call Right or the Redemption Call Right and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Vivendi Universal Holdings on the designated payment date to the extent not paid by Vivendi Universal Exchangeco a cash payment equal to such fractional interest multiplied by the Current Market Price.

     4.5 Lost Certificates. In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Seagram Common Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate any cash pursuant to section 4.4 and/or one or more certificates representing one or more Exchangeable Shares or one or more Vivendi ADSs (and any dividends or distributions with respect thereto) deliverable in accordance with section 2.2 and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Vivendi ADSs are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Vivendi Universal Exchangeco, Vivendi (and their respective transfer agents) and the Depositary in such sum as Vivendi Universal Exchangeco, Vivendi or the Depositary may direct or otherwise indemnify Vivendi Universal Exchangeco, Vivendi and the Depositary in a manner satisfactory to Vivendi Universal Exchangeco, Vivendi and the Depositary against any claim that may be made against Vivendi Universal Exchangeco, Vivendi or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

     4.6 Extinction of Rights. Any certificate which immediately prior to the Effective Time represented outstanding Seagram Common Shares that were exchanged pursuant to section 2.2(a) that is not deposited with all other instruments required by section 4.2 on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of Vivendi Universal Holdings or Vivendi. On such date, Vivendi ADSs (and any cash in lieu of fractional interests in Vivendi ADSs, as provided in section 4.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Vivendi, together with all entitlements to dividends and distributions in respect thereof held for such former holder. None of Vivendi, Vivendi Universal Holdings or the Depositary shall be liable to any person in respect of any Vivendi ADSs or cash for fractional interests (or dividends or distributions in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.7 Withholding Rights. Vivendi, Vivendi Universal Holdings, Vivendi Universal Exchangeco, Seagram and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Seagram Common Shares, Vivendi ADSs or Exchangeable Shares such amounts as Vivendi, Vivendi Universal Holdings, Vivendi Universal Exchangeco, Seagram or the Depositary determines, acting reasonably, are required or permitted pursuant to section 116 of the ITA or any successor provision thereto to be deducted and withheld with respect to such payment under the ITA, the United States Internal Revenue Code of 1986, the tax laws of France or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Vivendi, Vivendi Universal Holdings, Vivendi Universal Exchangeco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Vivendi, Vivendi Universal Holdings, Vivendi Universal Exchangeco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Vivendi, Vivendi Universal Holdings, Vivendi Universal Exchangeco or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 5

            CERTAIN RIGHTS OF VIVENDI UNIVERSAL HOLDINGS TO ACQUIRE
                              EXCHANGEABLE SHARES

     5.1 Vivendi Universal Holdings Liquidation Call Right. In addition to Vivendi Universal Holdings' rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Vivendi Universal Holdings shall have the following rights in respect of the Exchangeable Shares:

          (a) Vivendi Universal Holdings shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Vivendi Universal Exchangeco or any other distribution of the assets of Vivendi Universal Exchangeco among its shareholders for the purpose of winding up its affairs, pursuant to
     Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Vivendi or an affiliate of Vivendi) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Vivendi Universal Holdings to each such holder of an amount per Exchangeable Share (the "Liquidation Call Purchase Price") equal to the sum of (i) the Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi ADS Adjustment Ratio) on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Vivendi Universal Holdings delivering or causing to be delivered to such holder the Vivendi ADS Consideration, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Vivendi Universal Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Vivendi Universal Holdings on the Liquidation Date upon payment by Vivendi Universal Holdings to the holder of the Liquidation Call Purchase Price for each such Exchangeable Share and Vivendi Universal Exchangeco shall have no obligation to pay any Liquidation Amount to any holder of such Exchangeable Shares so purchased by Vivendi Universal Holdings.

          (b) To exercise the Liquidation Call Right, Vivendi Universal Holdings must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Vivendi Universal Exchangeco of Vivendi Universal Holdings' intention to exercise such right, at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Vivendi Universal Exchangeco or any other voluntary distribution of the assets of Vivendi Universal Exchangeco among its shareholders for the purpose of winding up its affairs, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Vivendi Universal Exchangeco or any other involuntary distribution of the assets of Vivendi Universal Exchangeco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Vivendi Universal Holdings has exercised the Liquidation Call Right forthwith after the earlier of (i) receipt of notice by the Transfer Agent from Vivendi Universal Holdings of its intention to exercise such right and (ii) the expiry of the period during which such right may be exercised by Vivendi Universal Holdings. If Vivendi Universal Holdings exercises the Liquidation Call Right, then on the Liquidation Date Vivendi Universal Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

          (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Vivendi Universal Holdings shall deposit with the Transfer Agent, on or before the Liquidation Date, the aggregate number of Vivendi ADSs deliverable by Vivendi Universal Holdings upon exercise of such right and a cheque or cheques of Vivendi Universal Holdings payable at par at any branch of the bankers of Vivendi Universal Holdings representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7. Provided that Vivendi Universal Holdings has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving, without interest, such holder's proportionate part of the total Liquidation Call Purchase Price payable by Vivendi Universal Holdings upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Vivendi ADSs to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of Vivendi Universal Exchangeco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Vivendi Universal Holdings shall deliver to such holder, the Vivendi ADSs (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) to which the holder is entitled and a cheque or cheques of Vivendi Universal Holdings payable at par at any branch of the bankers of Vivendi Universal Holdings in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7. If Vivendi Universal Holdings does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount payable by Vivendi Universal Exchangeco in connection with the liquidation, dissolution or winding-up of Vivendi Universal Exchangeco or any other distribution of the assets of Vivendi Universal Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions.

     5.2 Vivendi Holdings Redemption Call Right. In addition to Vivendi Universal Holdings' rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Vivendi Universal Holdings shall have the following rights in respect of the Exchangeable Shares:

          (a) Vivendi Universal Holdings shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Vivendi Universal Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Vivendi or an affiliate of Vivendi) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Vivendi Universal Holdings to each such holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of (i) the Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi ADS Adjustment Ratio) on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Vivendi Universal Holdings delivering or causing to be delivered to such holder the Vivendi ADS Consideration, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Vivendi Universal Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Vivendi Universal Holdings on the Redemption Date upon payment by Vivendi Universal Holdings to the holder of the Redemption Call Purchase Price for each such Exchangeable Share, and Vivendi Universal Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount to any holder in respect of, such Exchangeable Shares so purchased by Vivendi Universal Holdings.

          (b) To exercise the Redemption Call Right, Vivendi Universal Holdings must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Vivendi Universal Exchangeco of Vivendi Universal Holdings' intention to exercise such right at least 30 days before the Redemption Date, except in the case of a redemption occurring as a result of an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case Vivendi Universal Holdings shall so notify the Transfer Agent and Vivendi Universal Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Vivendi Universal Holdings has exercised the Redemption Call Right forthwith after the earlier of (i) receipt of notice by the Transfer Agent from Vivendi Universal Holdings of its intention to exercise such right and
     (ii) the expiry of the period during which such right may be exercised by Vivendi Universal Holdings. If Vivendi Universal Holdings exercises the Redemption Call Right, then on the Redemption Date Vivendi Universal Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

          (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Vivendi Universal Holdings shall deposit with the Transfer Agent, on or before the Redemption Date, the aggregate number of Vivendi ADSs deliverable by Vivendi Universal Holdings upon exercise of such right and a cheque or cheques of Vivendi Universal Holdings payable at par at any branch of the bankers of Vivendi Universal Holdings representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7. Provided that Vivendi Universal Holdings has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving, without interest, such holder's proportionate part of the total Redemption Call Purchase Price payable by Vivendi Universal Holdings upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Vivendi ADSs to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of Vivendi Universal Exchangeco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Vivendi Universal Holdings shall deliver to such holder, the Vivendi ADSs to which the holder is entitled and a cheque or cheques of Vivendi Universal Holdings payable at par at any branch of the bankers of Vivendi Universal Holdings in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7. If Vivendi Universal Holdings does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price plus accrued and unpaid dividends payable by Vivendi Universal Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                   ARTICLE 6

                                   AMENDMENTS

     6.1 Amendments to Plan of Arrangement. (a) Seagram reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Vivendi, (iii) filed with the Court and, if made following the Seagram Meeting, approved by the Court and (iv) communicated to the Seagram Shareholders if and as required by the Court.

     (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Seagram at any time prior to the Seagram Meeting (provided that Vivendi shall have consented thereto) with or without any other prior notice or communication and if so proposed and accepted by the Persons voting at the Seagram Meeting (other than as may be required under the Interim Order) shall become part of this Plan of Arrangement for all purposes.

     (c) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Seagram Meeting shall be effective only if (i) it is consented to by each of Seagram and Vivendi and (ii) if required by the Court, it is consented to by the Seagram Shareholders voting in the manner directed by the Court.

     (d) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Vivendi, provided that it concerns a matter which, in the reasonable opinion of Vivendi, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Exchangeable Shares, Vivendi ADSs, Replacement Options or Replacement SARs.

                                   ARTICLE 7

                               FURTHER ASSURANCES

     7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT

                           PROVISIONS ATTACHING TO THE
                             EXCHANGEABLE SHARES OF
                        VIVENDI UNIVERSAL EXCHANGECO INC.

         The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      For the purposes of these share provisions:

         "Adjustment Fraction" has the meaning set forth in the Plan of Arrangement;

         "Affiliate" has the meaning ascribed thereto in the Securities Act;

         "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement;

         "Board of Directors" means the board of directors of the Corporation;

         "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, New York City, New York and France, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario, in New York City, New York or in France under applicable laws;

         "CBCA" means the Canada Business Corporations Act, as amended;

         "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

         (a) the Foreign Currency Amount; by

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

         "Common Shares" means the common shares in the capital of the Corporation;

         "Corporation" means Vivendi Universal Exchangeco Inc., a corporation existing under the CBCA;

         "Current Market Price" means, in respect of a Vivendi ADS on any date, the Canadian Dollar Equivalent of the average of the closing prices (if available) of Vivendi ADSs on the NYSE or NASDAQ during a period of 20 consecutive trading days ending on the third trading day before such date, as provided by Reuters for the symbol "V", or, if the Vivendi ADSs are not then listed on the NYSE or NASDAQ, the Canadian Dollar Equivalent of the average of the closing prices (if available) of Vivendi Shares on the principal exchange on which Vivendi Shares are then listed; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Vivendi ADSs or Vivendi Shares, as the case may be, during such period does not create a market which reflects the fair market value of a Vivendi ADS, then the Current Market Price of a Vivendi ADS shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

         "Custodian" means the Person acting from time to time as custodian under the Custody Agreement;

         "Custody Agreement" means the custody agreement to be made among Vivendi, the Corporation and the Custodian in connection with the Plan of Arrangement substantially in the form and content of Schedule C annexed to the Merger Agreement, as amended pursuant to the terms of the Custody Agreement;

         "Director" means the Director appointed pursuant to section 260 of the CBCA;

         "Dividend Amount" means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Vivendi Universal Holdings from such holder;

         "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

         "Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

         "Exchangeable Share Voting Event" means any matter other than an Exempt Exchangeable Share Voting Event in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation and in respect of which the Board of Directors of the Corporation has received and included in the proxy materials sent to holders of Exchangeable Shares in respect of the meeting to consider such matter an opinion of an internationally recognized investment bank confirming that after giving effect to such matter the economic equivalence of the Exchangeable Shares and the Vivendi ADSs is maintained for the holders of Exchangeable Shares (other than Vivendi and its affiliates);

         "Exchange Trust Agreement" means the exchange trust agreement to be made among Vivendi, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule D annexed to the Merger Agreement, as amended pursuant to the terms of the Exchange Trust Agreement;

         "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve any change to, or in the rights of the holders of, the Exchangeable Shares, where such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Vivendi ADSs and the Board of Directors of the Corporation has received and included in the proxy materials sent to holders of Exchangeable Shares in respect of the meeting to consider such matter an opinion of an internationally recognized investment bank confirming such economic equivalence after giving effect to such change;

         "Governmental Entity" means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "Holders" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

         "Liquidation Amount" has the meaning ascribed thereto in section 5.1;

         "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

         "Liquidation Date" has the meaning ascribed thereto in section 5.1;

         "Merger Agreement" means the merger agreement made as of June 19, 2000 among Vivendi (by a predecessor corporation), Seagram and the other parties thereto, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

         "NASDAQ" means The NASDAQ Stock Market and any successor exchange or market;

         "NYSE" means the New York Stock Exchange, Inc. and any successor exchange or market;

         "Person" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

         "Plan of Arrangement" means the plan of arrangement relating to the arrangement of Seagram under section 192 of the CBCA substantially in the form and content of Schedule F annexed to the Merger Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court;

         "Purchase Price" has the meaning ascribed thereto in section 6.3;

         "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement;

         "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

         "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7, which date shall be no earlier than the THIRTIETH anniversary of the date which is fourteen days prior to the Effective Date, unless:

         (a) there are fewer than 5% of the Exchangeable Shares to be issued in accordance with the Plan of Arrangement as determined as at the "Election Deadline", as defined in the Plan of Arrangement, outstanding (other than Exchangeable Shares held by Vivendi and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the thirtieth anniversary of the date which is fourteen days prior to the Effective Date as it may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

         (b) an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, and (ii) the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action;

         (c) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

         "Redemption Price" has the meaning ascribed thereto in section 7.1;

         "Retracted Shares" has the meaning ascribed thereto in section 6.1(a);

         "Retraction Call Right" has the meaning ascribed thereto in section 6.1(c);

         "Retraction Date" has the meaning ascribed thereto in section 6.1(b);

         "Retraction Price" has the meaning ascribed thereto in section 6.1;

         "Retraction Request" has the meaning ascribed thereto in section 6.1;

         "Seagram" means The Seagram Company Ltd., a corporation existing under the CBCA;

         "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended;

         "Support Agreement" means the support agreement to be made among Vivendi, Vivendi Universal Holdings and the Corporation in connection with the Plan of Arrangement substantially in the form and content of Schedule H annexed to the Merger Agreement, as amended pursuant to the terms of the Support Agreement;

         "Transfer Agent" means CIBC Mellon Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

         "Trustee" means the trustee under the Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Exchange Trust Agreement;

         "Vivendi" has the meaning ascribed thereto in the Merger Agreement;

         "Vivendi ADS Adjustment Ratio" means the product of (i) one, subject to adjustment pursuant to section 11.3 and (ii) the reciprocal of the Adjustment Fraction;

         "Vivendi ADS Consideration" means, from time to time, the number of Vivendi ADSs resulting from multiplying one Vivendi ADS by the then current Vivendi ADS Adjustment Ratio;

         "Vivendi ADS Dividend Declaration Date" means the date on which dividends or distributions are declared on the Vivendi ADSs;

         "Vivendi ADSs" means the American depositary shares of Vivendi, each representing one Vivendi Share on the Effective Date;

         "Vivendi Universal Holdings" means Vivendi Universal Holdings Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and wholly owned, directly or indirectly, by Vivendi through any number of entities, each of which is a disregarded entity for U.S. federal income tax purposes;

         "Vivendi Universal Holdings Call Notice" has the meaning ascribed thereto in section 6.3;

         "Vivendi Preemptive Right" means any right arising from time to time in favour of a holder of a Vivendi Voting Right to acquire from Vivendi additional Vivendi Voting Rights;

         "Vivendi Shares" means the ordinary shares in the capital of Vivendi nominal value Euro 5.50; and

         "Vivendi Voting Right" means an "action en nue propriete" under French law, which, among other things, represents one vote on the same basis and in the same circumstances as one Vivendi Share.

1.2 The division of these share provisions into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the interpretation of these share provisions. Unless otherwise indicated, all references in this Part to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of the share provisions in this Part. The terms "hereof", "herein" and "hereunder" and similar expressions in this Part refer to the share provisions in this Part and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender include all genders.

1.4 In the event that any date on which any action is required to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled, subject to the prior rights of the holders of the First Preferred Shares, to a preference over the Common Shares, the Second Preferred Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Vivendi ADS Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable
Share:

         (a) in the case of a cash dividend or distribution declared on the Vivendi ADSs, in an amount in cash equal to, and in the currency of, the cash dividend or distribution paid on each Vivendi ADS multiplied by the then current Vivendi ADS Adjustment Ratio or the Canadian Dollar Equivalent thereof on the Vivendi ADS Dividend Declaration Date;

         (b) in the case of a stock dividend or other distribution declared on the Vivendi ADSs to be paid in Vivendi ADSs,

                  (i) if the one to one ratio between Vivendi Voting Rights and the Exchangeable Shares can be maintained because the Custodian will receive additional Vivendi Voting Rights for and on behalf of the holders of the Exchangeable Shares, (A) by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Vivendi ADSs to be paid on each Vivendi ADSs as a result of such stock dividend or other distribution plus (B) if the then current Vivendi ADS Adjustment Ratio is greater than one, such additional cash, securities or other consideration, if any, which together with the Exchangeable Shares issued or transferred in accordance with clause (A) will effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5) dividend or other distribution; or

                  (ii) if the one to one ratio between Vivendi Voting Rights and the Exchangeable Shares cannot be maintained because the Custodian will not receive Vivendi Voting Rights for and on behalf of the holders of the Exchangeable Shares, in cash, securities or other consideration to effect a corresponding, contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5) dividend or other distribution after giving effect to the then current Vivendi ADS Adjustment Ratio; provided that no Exchangeable Shares, cash, securities or other consideration will be issued or transferred under clauses (i) or (ii) of this section 3.1(b) to the extent that in lieu of such stock dividend or other distribution the Corporation elects to effect a corresponding (which maintains the one to one ratio between Vivendi Voting Rights and the Exchangeable Shares) and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5) subdivision of the outstanding Exchangeable Shares; or

         (c) in the case of a dividend or other distribution declared on the Vivendi ADSs in property other than cash or Vivendi ADSs, in such type and amount of property for each Exchangeable Share as is economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5) the type and amount of property declared as a dividend or other distribution on each Vivendi ADS multiplied by the then current Vivendi ADS Adjustment Ratio, unless, in the case of an issuance by Vivendi of preferential subscription rights to holders of Vivendi ADSs entitling them to subscribe for additional Vivendi ADSs at less than the Current Market Price, an adjustment is made to the Vivendi ADS Adjustment Ratio pursuant to section 11.3.

         Such dividends or other distributions shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, out of authorized but unissued shares of the Corporation or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this section 3.1.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or other distributions contemplated by section 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the holder shall be issued or transferred in respect of any stock dividends or other distributions contemplated by section 3.1(b) and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by sections 3.1(b) or (c) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend or other distribution that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or other distribution was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Vivendi ADSs.

3.4 If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under section 3.1 the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of sections 3.1(b) and (c), and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in Vivendi ADSs, the number of Vivendi ADSs issued as a result of such stock dividend or other distribution in proportion to the number of Vivendi ADSs previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Vivendi ADSs (or securities exchangeable for or convertible into or carrying rights to acquire Vivendi ADSs), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Vivendi ADS and the Current Market Price of a Vivendi ADS;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Vivendi of any class other than Vivendi ADSs, any rights, options or warrants other than those referred to in section 3.5(b), any evidences of indebtedness of Vivendi or any assets of Vivendi), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Vivendi ADS and the Current Market Price of a Vivendi ADS;

         (d) in the case of any subdivision, redivision or change of the then outstanding Vivendi ADSs into a greater number of Vivendi ADSs or the reduction, combination, consolidation or change of the then outstanding Vivendi ADSs into a lesser number of Vivendi ADSs or any amalgamation, merger, reorganization or other transaction affecting Vivendi ADSs, the effect thereof upon the then outstanding Vivendi ADSs;

         (e) in all such cases, the general taxation consequences of the relevant event to owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such holders determined as if they had held Vivendi ADSs at the relevant time as a result of differing tax treatment under the laws of Canada, the United States and France (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of owners of Exchangeable Shares);

         (f) the then current Vivendi ADS Adjustment Ratio; and

         (g) the economic effects of changes in the Vivendi ADS Adjustment Ratio on a subsequent stock dividend of Exchangeable Shares paid on Exchangeable Shares.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares is outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

         (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or pursuant to the exercise of Seagram ACES (as defined in the Merger Agreement).

         The restrictions in this section 4.1 shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared on and paid on Vivendi ADSs prior to the date of any such event referred to in this section 4.1 shall have been declared and paid on the Exchangeable Shares.

4.2 Except upon a surrender of a Vivendi Voting Right to Vivendi Universal as provided in the Custody Agreement, any transfer of an Exchangeable Share shall be deemed also to constitute a transfer of the holder's interest in any accompanying Vivendi Voting Right. A holder shall also be deemed to have acknowledged and agreed that if it commences any formal proceeding before a court or regulatory body having jurisdiction in the matter alleging any rights to any economic entitlement as a result of its interest in any Vivendi Voting Rights accompanying such holder's Exchangeable Shares then all the Exchangeable Shares held by it shall be automatically redeemed and the provisions of Article 7 of this Part shall apply mutatis mutandis provided that in such case the Redemption Date means the first date on which such proceedings are commenced.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "LIQUIDATION AMOUNT") equal to the sum of (i) the Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi ADS Adjustment Ratio) on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder the Vivendi ADS Consideration, plus (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and provided that the Liquidation Call Right has not been exercised by Vivendi Universal Holdings, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of Vivendi ADSs (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time promptly after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of such Exchangeable Shares after such deposit shall be limited to receiving, without interest, their proportionate part of the total Liquidation Amount so deposited for such Exchangeable Shares and all dividends and other distributions with respect to the Vivendi ADSs to which such holders are entitled with a record date on or after the Liquidation Date and before the time at which such holders become the holders of such Vivendi ADSs provided that a corresponding amount has not been received by such holders on their Exchangeable Shares (in each case less any amount withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for such Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Vivendi ADSs delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Vivendi Universal Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of (i) the Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi ADS Adjustment Ratio) on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by the Corporation causing to be delivered to such holder the Vivendi ADS Consideration for each Exchangeable Share presented and surrendered by the holder, together with, (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto:

         (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

         (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that (i) the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and (ii) in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation and provided further that if the Retraction Date resulting from the foregoing is not a Tuesday or Friday then the Retraction Date shall be the nearest following Tuesday or Friday (or, if such Tuesday or Friday is not a Business Day, the Business Day preceding such Tuesday or Friday); and

         (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Vivendi Universal Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Vivendi Universal Holdings in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3.

6.2 Subject to the exercise by Vivendi Universal Holdings of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall deliver or cause to be delivered to such holder the Vivendi ADSs (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) to which such holder is entitled as a result of such Retraction Request and, on the designated payment date therefor, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any dividends on the Retracted Shares for which the record date was prior to the Retraction Date and the payment date was after the Retraction Date (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Vivendi Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Vivendi Universal Holdings thereof and shall provide to Vivendi Universal Holdings a copy of the Retraction Request. In order to exercise the Retraction Call Right, Vivendi Universal Holdings must notify the Corporation of its determination to do so (the "VIVENDI UNIVERSAL HOLDINGS CALL NOTICE") within five Business Days of notification to Vivendi Universal Holdings by the Corporation of the receipt by the Corporation of the Retraction Request. If Vivendi Universal Holdings does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that

Vivendi Universal Holdings will not exercise the Retraction Call Right. If Vivendi Universal Holdings delivers the Vivendi Universal Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Vivendi Universal Holdings in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Vivendi Universal Holdings shall purchase from such holder and such holder shall sell to Vivendi Holdings on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the sum of (i) the Retraction Price per share, plus (ii) on the designated payment date therefor, to the extent not paid by the Corporation on or before the designated payment date therefor, any Dividend Amount. To the extent that Vivendi Universal Holdings pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Vivendi Universal Holdings has complied with section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Vivendi Universal Holdings does not deliver a Vivendi Universal Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Vivendi Universal Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Vivendi ADSs (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Vivendi Universal Holdings, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such Vivendi ADSs and cheques on behalf of the Corporation or by Vivendi Universal Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Vivendi Universal Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Vivendi ADSs delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Vivendi Universal Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7 and that Vivendi Universal Holdings has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to constitute notice by the holder to the Trustee instructing the Trustee to require Vivendi to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Vivendi to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction

Request to sell the Retracted Shares to Vivendi Universal Holdings shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Vivendi Universal Holdings has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than the Exchangeable Shares held by Vivendi or an affiliate of Vivendi) for an amount per share equal to the sum of (i) the Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi ADS Adjustment Ratio) on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares the Vivendi ADS Consideration for each Exchangeable Share held by such holder, together with (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Vivendi Universal Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Vivendi Universal Holdings under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or promptly after the Redemption Date and subject to the exercise by Vivendi Universal Holdings of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of shareholders of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of Vivendi ADSs (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as otherwise provided in this section 7.3) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited and all dividends and other distributions with respect to the Vivendi ADSs to which such holders are entitled with a record date on or after the Redemption Date and before the time at which such holders become the holders of such Vivendi ADSs provided that a corresponding amount has not been received by such holders on their Exchangeable Shares (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) without interest, against presentation and surrender of the certificates for such Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Vivendi ADSs delivered to them or the custodian on their behalf.

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares and shall be entitled to pay and satisfy the purchase price through the issuance of Common Shares or any other shares ranking junior to the Exchangeable Shares or otherwise as the Corporation may determine.

8.2 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares be issued at the expense of the Corporation.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then such meeting shall be adjourned and be reconvened on such date as is not less than five days thereafter and at such time and place as may be designated by the Chairman of such meeting. At such reconvened meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
               RECIPROCAL CHANGES, ETC. IN RESPECT OF VIVENDI ADSS

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Vivendi will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2:

         (a) issue or distribute Vivendi ADSs (or securities exchangeable for or convertible into or carrying rights to acquire Vivendi ADSs) to the holders of all or substantially all of the then outstanding Vivendi ADSs by way of stock dividend or other distribution, other than an issue of Vivendi ADSs (or securities exchangeable for or convertible into or carrying rights to acquire Vivendi ADSs) to holders of Vivendi ADSs who exercise an option to receive dividends in Vivendi ADSs (or securities exchangeable for or convertible into or carrying rights to acquire Vivendi ADSs) in lieu of receiving cash dividends;

         (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Vivendi ADSs entitling them to subscribe for or to purchase Vivendi ADSs (or securities exchangeable for or convertible into or carrying rights to acquire Vivendi ADSs); or

         (c) issue or distribute to the holders of all or substantially all of the then outstanding Vivendi ADSs:

                  (i) securities of Vivendi of any class other than Vivendi ADSs (other than securities convertible into or exchangeable for or carrying rights to acquire Vivendi ADSs);

                  (ii) rights, options or warrants other than those referred to in section 11.1(b);

                  (iii) evidences of indebtedness of Vivendi; or

                  (iv) assets of Vivendi,

         unless the economic equivalent of such Vivendi ADSs (or securities exchangeable for or convertible into or carrying rights to acquire Vivendi ADSs), rights, options, warrants, securities, shares, evidences of indebtedness or other assets is (A) issued or distributed or otherwise provided simultaneously to, or (B) effected pursuant to section 11.3 for, holders of the Exchangeable Shares after giving effect to these share provisions; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Vivendi in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Merger Agreement.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Vivendi will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2:

         (a) subdivide, redivide or change the then outstanding Vivendi ADSs into a greater number of Vivendi ADSs (except as contemplated in the Merger Agreement);

         (b) reduce, combine, consolidate or change the then outstanding Vivendi ADSs into a lesser number of Vivendi ADSs; or

         (c) reclassify or otherwise change the Vivendi ADSs or effect an amalgamation, merger, reorganization or other transaction affecting the Vivendi ADSs,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Vivendi in order to give effect to and to consummate the transactions contemplated by and in accordance with the Merger Agreement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2.

11.3 (a) Nothing in this Article 11 nor in the Support Agreement shall prohibit Vivendi from entering into a transaction or effecting an action that results in the issuance by Vivendi to holders of Vivendi ADSs of a preferential subscription right entitling them to subscribe for additional Vivendi ADSs; (b) Subject to any economic equivalence determination under section 3.5 and these share provisions if and whenever at any time after the Effective Time Vivendi issues such a preferential subscription right that permits the purchase of Vivendi ADSs at less than the Current Market Price, then the Board of Directors may adjust the Vivendi ADS Adjustment Ratio in accordance with the following formula:

                               R1=R/((O+(C/M))/A)

where:

R1  =    the adjusted Vivendi ADS Adjustment Ratio

R   =    the Vivendi ADS Adjustment Ratio in effect immediately prior to the event giving rise to such adjustment

O   =    the number of Vivendi Shares outstanding immediately prior to the event giving rise to such adjustment

C   =    the aggregate consideration received by Vivendi in connection with the event giving rise to such adjustment

M   =    the Current Market Price immediately prior to the record date or if not applicable the effective date of the event giving rise to such adjustment

A   =    the number of Vivendi Shares outstanding immediately after the event giving rise to such adjustment

         All such adjustments shall be cumulative and made successively whenever an event referred to in this section 11.3 shall occur.

                                   ARTICLE 12
             ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT AND
                                CUSTODY AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Vivendi, Vivendi Universal Holdings and the Corporation with all provisions of the Support Agreement and the Custody Agreement applicable to Vivendi, Vivendi Universal Holdings and the Corporation, respectively, in accordance with the terms thereof, including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Custody Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right, and the Retraction Call Right, and the Exchange Trust Agreement (including the provisions with respect to the exchange right and automatic exchange thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Vivendi Universal Holdings, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Vivendi Universal Holdings as therein provided.

13.3 The Corporation, Vivendi Universal Holdings, Vivendi and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Vivendi Universal Holdings, Vivendi or the Transfer Agent determines, acting reasonably, are required or permitted pursuant to the provisions of section 116 of the Income Tax Act (Canada) or any successor provision thereto to be deducted and withheld with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986, the tax laws of France or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Vivendi Universal Holdings, Vivendi and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Vivendi Universal Holdings, Vivendi or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Vivendi Universal

Holdings, Vivendi or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.





                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   ARTICLE 15
                 DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

15.1 The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Seagram) under section 101 of the Securities Act or as would be required under similar United States or French laws if the Exchangeable Shares were Vivendi ADSs or Vivendi Shares.

                                   ARTICLE 16
                              NO FRACTIONAL SHARES

16.1 A holder of an Exchangeable Share shall not be entitled to any fraction of a Vivendi ADS upon the exchange or purchase of such holder's Exchangeable Shares pursuant to Articles 5, 6 and 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or Vivendi Universal Holdings as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                   SCHEDULE A

                               RETRACTION REQUEST

               [TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

TO THE CORPORATION AND VIVENDI UNIVERSAL HOLDINGS

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Share(s) of the Corporation represented by this certificate, and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem, in accordance with Article 6 of the Share Provisions:


--------------------------------------------------------------------------------

         | |    all share(s) represented by this certificate; or

         | |    share(s) only represented by this certificate.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be __________________________.

--------------------------------------------------------------------------------

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation. If the Retraction Date resulting from the foregoing is not a Tuesday or Friday, then the Retraction Date shall be the nearest following Tuesday or Friday (or if such Tuesday or Friday is not a Business Day, the Business Day preceding such Tuesday or Friday).

         The undersigned acknowledges the overriding Retraction Call Right of Vivendi Universal Holdings to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Vivendi Universal Holdings in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Vivendi Universal Holdings, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided that Vivendi Universal Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Exchange Trust Agreement) so as to require Vivendi Universal to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation and Vivendi Universal Holdings that the undersigned:

         | | is a non-resident of Canada for the purposes of the Income Tax Act (Canada) and is a resident of ____________________________.

                                                                    (select one)

         | | is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

THE UNDERSIGNED ACKNOWLEDGES THAT, IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

         The undersigned hereby represents and warrants to the Corporation and Vivendi Universal Holdings that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Vivendi Universal Holdings, as the case may be, free and clear of all liens, claims and encumbrances.

_____________    _______________________________    ____________________________
(Date)           (Signature of Shareholder)         (Guarantee of Signature)

| | Please check box if the Vivendi Universal American Depositary Receipts ("Vivendi Universal ADRs") representing Vivendi Universal ADSs and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such Vivendi Universal ADRs and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents and payments as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the Vivendi Universal ADRs representing Vivendi Universal ADSs and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

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Name of Person in Whose Name Securities or Cheque(s) Are        Date
to be Registered, Issued or Delivered (please print)

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Street Address or P.O. Box                       Signature of Shareholder

--------------------------------------------------------------------------------
City - Province               Postal Code        Signature Guaranteed by

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NOTE:    If this Retraction Request is for less than all of the share(s)
         represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on this share certificate is duly completed in respect of such share(s).